UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-124594	13-3419202
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1800 Century Park East, Ste. 200, Los Angeles, CA 90067
(Address of principal executive offices) (zip code)

(310) 895-7750
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On November 29, 2006, Patient Safety Technologies, Inc. (the “Company”) filed a Form 8-K indicating that on November 21, 2006 the Company was informed by Peterson & Co., LLP (“Peterson”), the Company’s independent registered public accounting firm, as follows:

     Peterson has consummated a merger with Squar, Milner, Miranda & Williamson, LLP (“Squar Milner”). Squar Milner, which is located in Newport Beach, California, is also registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner Peterson”).

     The Company filed the Form 8-K as notification that due to the merger, Peterson, which merged with and into Squar Milner and therefore no longer exists as a separate legal entity, will no longer be our independent registered public auditor. The SEC has requested we treat this event as Peterson having resigned, declined to stand for re-election, or being dismissed as our independent registered public accounting firm. Accordingly, we now supplement our earlier Form 8-K with the following information:

     As a result of the merger, Squar Milner succeeds Peterson as the Company’s independent registered auditor. Squar Milner was already registered with the PCAOB and as the survivor of the merger, Squar Milner’s registration with the PCAOB continued in place. As the surviving entity in the merger, Squar Milner filed a name change with the PCAOB on December 1, 2006 to change its legal name to Squar, Milner, Peterson, Miranda & Williamson, LLP .

     Just prior to the merger, the Company announced in its Form 8-K Current Report filed November 7, 2006, that the Company had engaged Peterson, on November 2, 2006, as its independent registered public accounting firm. The members of the Company’s Audit Committee have been informed of the merger of Peterson into Squar Milner and approve the engagement of the successor entity, now referred to as Squar Milner Peterson, as the Company’s independent registered public accounting firm.

     In the brief period between the Company’s engagement of Peterson and the merger of Peterson with and into Squar Milner, a) no reports were issued by Peterson on the financial statements of the Company, b) there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K, and c) there were no disagreements with Peterson on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that have not been resolved to Peterson’s satisfaction prior to the merger.

     We have provided Peterson with a copy of the foregoing disclosures. A copy of their letter required by Item 304(a)(3) of Regulation S-K is attached as an exhibit to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Not applicable. (b) Pro forma financial information. Not applicable. (c) Exhibits.
Exhibit No.	Description

16.1	Letter from Independent Registered Public Accounting Firm, dated December 14, 2006

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: December 14, 2006	By:	/s/ Lynne Silverstein

	Name:	Lynne Silverstein
	Title:	President